EXHIBIT 99.1

 Eastern Resources, Inc. Announces the Signing of a Term Sheet with Black Diamond Holdings, LLC

DENVER, Colo., January 21, 2014 – The Board of Directors of Eastern Resources, Inc. (OTC Bulletin Board: ESRI) is pleased to announce ESRI’s signing of a binding term sheet with Black Diamond Holdings LLC (“BDH”) pursuant to which ESRI will acquire (the “Transaction”) BDH’s ownership interests in four of its operating subsidiaries - TransnetYX LLC, Sagaciore Explorations LLC, Rackwise, Inc. and Carbon Fuels LLC (the “BDH Subsidiaries”).   Under the terms of the agreement and prior to the closing of the Transaction, ESRI will complete a reverse split of its common shares on a 75 to 1 basis, resulting in approximately 2.65 million ESRI common shares outstanding.    Upon closing of the Transaction, following completion of the reverse split and final due diligence, ESRI will issue 66.7 million common shares and 2 million Series A Preferred shares to BDH, and up to 4 million Series B Preferred Shares and 2 million common shares to BDH Preferred Membership Unit Holders in exchange for all of BDH’s holdings in the BDH Subsidiaries.

Upon closing of the Transaction, ESRI will complete a name change and will operate as a public private equity holding company across diversified industry sectors and stages of investment. Initial holdings will include Montana Tunnels Mining Inc. and Elkhorn Goldfields Inc., our current subsidiaries engaged in the precious metals mining sector that own three fully permitted gold mines in Montana; TransnetYX LLC, a life sciences company engaged in molecular diagnostic testing; Rackwise, Inc., a software development, sales and marketing company operating in the DCIM (Data Center Information Management) sector; Sagaciore Explorations LLC, engaged in mineral exploration projects; and Carbon Fuels LLC, a coal refining development company.

ESRI will be managed by a third party manager, Black Diamond Financial Group LLC, the current manager of BDH.

About Eastern Resources, Inc.

Eastern Resources, Inc. is an early stage, U.S. public company currently pursuing a business strategy in the precious and base metals mining sector in the United States. On April 6, 2012, the Company completed the acquisition of Montana Tunnels Mining, Inc. and Elkhorn Goldfields, Inc., and these two companies are now wholly owned subsidiaries of the Company.

About Montana Tunnels Mining, Inc.

Montana Tunnels Mining, Inc., a Delaware corporation, owns the Montana Tunnels Mine which is a fully integrated, open-pit mining operation, which is seeking to recommence mining and milling operations. Currently, operations are limited to care and maintenance functions. Montana Tunnels Mine staff engineers, in association with outside, independent mining consultants, have designed a mine plan for the expansion of the existing mine. Montana Tunnels Mine has received favorable records of decisions to begin this pit expansion from the Montana Department of Environmental Quality and the Bureau of Land Management. This deposit incorporates a proven and probable mineral reserve of 40.3 million tons of ore containing 505,000 ounces of gold, 8.7 million ounces of silver, 362 million pounds of zinc and 127 million pounds of lead. Ore will be processed through Montana Tunnels Mine’s 15,000 ton-per-day concentrating facilities.

About Elkhorn Goldfields, Inc.

Elkhorn Goldfields, Inc., a Montana corporation, owns the Elkhorn Property which is a property with four identified gold and gold-copper mineral deposits. At the time Elkhorn Goldfields, Inc. acquired the Elkhorn Property from Newmont Mining Corporation in 1998, a mineral resource of 1.6 million ounces of gold had been delineated on the property. Elkhorn Goldfields, Inc. has advanced the first of these four deposits – the Golden Dream deposit – to the point where it is fully permitted and underground development has commenced. The Golden Dream mine deposit incorporates an inferred reserve of 1.65 million tons of ore containing 262,000 ounces of gold and 12.2 million pounds of copper. Ore Production from the Golden Dream operation will be trucked 35 road miles to the Montana Tunnels Mine for processing through a separate 1,000 ton-per-day mill located within the Montana Tunnels concentrating facility.

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Cautionary Note Regarding Forward Looking Statements

This press release of Eastern Resources, Inc. (“ESRI” or, the “Company”) contains forward-looking statements within the meaning of the U.S. securities laws. Such forward-looking statements may include, without limitation, statements regarding the business strategy, plans and goals of the Company, plans for the Montana Tunnels Mine and the Golden Dreams Mine (the “Mines”) including anticipated scheduling and production estimates, and direction of production, as well as estimated capital and other costs; future gold, silver, zinc, lead and copper prices; reserve and resource estimates; estimated gold and silver and base metal potential for expansion of existing resources; timing and results of drilling programs; hedging practices; currency exchange rate fluctuations; government regulation of mining operations; environmental risks; unanticipated reclamation expenses; share valuation, including valuation relative to other resource companies and other statements that are not historical facts. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends” “anticipates” or “does not anticipate”, “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. Forward-looking statements are based on our current expectations and assumptions. The anticipated timing and cost of activation of the Mines as well as the expected production from the Mines are based on the following assumptions: Capital and operating cost estimates are based on recent cost estimates of construction and mining costs developed by independent consultants and ESRI personnel; production estimates are based upon the actual metal recovery achieved on the Golden Dream Mine and Montana Tunnels Mine ores; and ore tonnage estimates and precious and base metal grades are as indicated in the plans and production schedules for the Mines developed by Company personnel and outside consultants. Although ESRI management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others; risks relating to the planned activation of the Mines including risks of delays in receipt of reclamation bond approval and delays in completion of construction, uncertainties relating to availability and timing of capital for financing the planned reactivation, risks relating to availability of outside contractors, risks of shortages of equipment or supplies, uncertainties relating to obtaining approvals and permits from government regulatory authorities, and risks of inability to achieve anticipated production volume or manage cost increases; risks that ESRI’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of precious and base metals, the inherently hazardous nature of mining-related activities and uncertainties concerning reserve and recourse estimates as well as those factors discussed in ESRI’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including ESRI’s latest annual report on Form 10-K (SEC File No. 000-54645) filed with the SEC on April 16, 2013, and its other SEC filings including. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required under applicable securities laws.

SOURCE Eastern Resources, Inc.

For additional information, please contact:

Eastern Resources Inc.

Phone: 303-893-2334

e-mail: info@easternresourcesinc.com

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